As filed with the Securities and Exchange Commission on September 11, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTUITIVE SURGICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0416458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

950 Kifer Road

Sunnyvale, California 94086

(408) 523-2100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Lonnie M. Smith

President and Chief Executive Officer

Intuitive Surgical, Inc.

950 Kifer Road

Sunnyvale, California 94086

(408) 523-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson, Esq.

Latham & Watkins LLP

135 Commonwealth Drive

Menlo Park, California 94025

(650) 328-4600

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement is declared effective.

If the only securities being registered on this Form are pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price		Amount of Registration Fee (1)

Common Stock, par value $0.001 per share (2)	$100,000,000	(3)	$8,090

(1)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(2)	There are being registered an indeterminate number of shares of common stock of the Registrant as may be sold form time to time by the Registrant.
(3)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $100,000,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2003

PROSPECTUS

$100,000,000

Intuitive Surgical, Inc.

COMMON STOCK

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock described in this prospectus in one or more offerings. We may sell common stock directly to investors or through agents, underwriters or dealers. Each time we sell common stock we will provide specific terms of the offering in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our common stock. This prospectus may not be used to consummate a sale of common stock unless accompanied by the applicable prospectus supplement.

The aggregate offering price of all common stock sold under this prospectus will not exceed $100,000,000.

Our common stock is traded on the Nasdaq National Market under the symbol “ISRG.” On September 10, 2003, the last reported sale price for our common stock on the Nasdaq National Market was $15.15 per share.

These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2003

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or common stock sold on a later date.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the Commission or the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facility of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants such as Intuitive Surgical that file electronically with the Commission.

We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933, as amended, or Securities Act. The registration statement contains additional information about us and our common stock. You may inspect the registration statement and exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Commission at prescribed rates.

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, or Exchange Act:

•	Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002;

•	Proxy Statement included in registration statement on Form S-4 for our annual meeting of stockholders held June 30, 2003;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

•	Description of our common stock contained in our registration statement on Form 8-A dated May 26, 2000; and

•	all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering common stock under this prospectus (other than those portions of such documents described in paragraphs (i), (k), and (l) of Item 402 of Regulation S-K promulgated by the Commission).

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Intuitive Surgical, Inc.

950 Kifer Road

Sunnyvale, California 94086

(408) 523-2100

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, and markets for the Intuitive Surgical common stock and other matters. Statements in this prospectus and the documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income wherever they occur in this prospectus or the documents incorporated herein by reference, are necessarily estimates reflecting the best judgment of the management of Intuitive Surgical and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in and incorporated by reference in this prospectus. In addition to the risk factors identified elsewhere, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to the following:

•	Intuitive Surgical’s ability to integrate the operations of Computer Motion with those of Intuitive Surgical, including the respective research and development operations, personnel, product lines and technology, and the rate at which the operations of the two companies are integrated;

•	Intuitive Surgical’s ability to achieve anticipated synergies and cost savings of the merger with Computer Motion and the rate at which these anticipated synergies and costs savings are achieved;

•	timing and success of product development and market acceptance of developed products;

•	regulatory approvals, clearances and restrictions;

•	guidelines and recommendations in the health care and patient communities;

•	intellectual property positions and litigation;

•	competition in the medical device industry and in the specific market of surgery in which Intuitive Surgical operates; and

•	unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products.

Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and the documents incorporated by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, or in the case of documents incorporated by reference, as of the date of those documents. Intuitive Surgical undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

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ABOUT INTUITIVE SURGICAL

Intuitive Surgical designs, manufactures and markets the da Vinci Surgical System, an advanced surgical system that we believe represents a new generation of surgery — the third generation. We believe that this new generation of surgery, which we call Intuitive surgery, is a revolutionary advance similar in scope to the previous two generations of surgery — open surgery and minimally invasive surgery, or MIS. Our da Vinci Surgical System consists of a surgeon’s console, a patient-side cart, a high performance vision system and proprietary “wristed” instruments. By placing computer-enhanced technology between the surgeon and patient, we believe that our system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci Surgical System seamlessly translates the surgeon’s natural hand movements on instrument controls at a console into corresponding micro-movements of instruments positioned inside the patient through small puncture incisions, or ports. Our da Vinci Surgical System provides the surgeon with the intuitive control, range of motion, fine tissue manipulation capability and 3-D visualization characteristic of open surgery, while simultaneously allowing the surgeon to work through the small ports of MIS.

In March 1997, surgeons using an early prototype of our technology successfully performed Intuitive surgery on humans. Beginning in May 1998, surgeons using our technology successfully performed what we believe were the world’s first computer-enhanced closed chest heart surgeries, including mitral valve repair, dissection of an internal mammary artery and grafting of a coronary artery. In early 2000, surgeons using our technology successfully completed what we believe was the world’s first beating heart bypass procedure using only small ports. The da Vinci Surgical System can be used to control Intuitive Surgical endoscopic instruments including, rigid endoscopes, blunt and sharp endoscopic dissectors, scissors, scalpels, forceps/pickups, needle holders, endoscopic retractors, stabilizers, electrocautery, and accessories during a wide range of surgical procedures. In July 2000, we received marketing clearance from the U.S. Food and Drug Administration, or FDA for general surgery procedures. We received clearance for a non-cardiac thoracoscopic surgery indication for the product in March 2001. Additionally, in May 2001 we received clearance for use of our products in laparoscopic prostatectomy procedures, and in November 2002 we received clearance for use of our products in thoracoscopically-assisted cardiotomy procedures. As of June 30, 2003, we had sold 177 of our da Vinci Surgical Systems and we believe surgeons using our technology have successfully completed thousands of surgical procedures of various types.

In June 2003, we acquired Computer Motion, Inc. through the merger of a wholly-owned subsidiary of our company with Computer Motion. In the merger, each outstanding share of Computer Motion common stock was converted in to the right to receive 0.51426943 shares of our common stock and we assumed all Computer Motion’s outstanding options and warrants. Our acquisition of Computer Motion is intended to enhance our combined competitive position in key industries, while strengthening our work force. The merger also eliminated ongoing intellectual property litigation between the two companies. The acquisition is intended to enable our company to focus on strategic products and customer, achieve significant cost synergies and economies of scale and improve results of our combined application of robotics to minimally invasive surgery bringing benefits to patients, surgeons and medical centers throughout the world.

Our executive offices are located at 950 Kifer Road, Sunnyvale, California 94086, our telephone number is (408) 523-2100 and our website address is www.intuitivesurgical.com. Information contained on our website is not incorporated by reference into and does not form any part of this prospectus. Whenever we refer to the “company” or to “us,” or use the terms “we” or “our” in this prospectus, we are referring to Intuitive Surgical, Inc. and its subsidiaries.

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USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes. These purposes may include funding working capital requirements, capital expenditures and repayment and refinancing of indebtedness. Pending any specific application, we may initially invest those funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

Holders of common stock are entitled to receive such dividends, if any, as may from time to time be declared by our Board of Directors out of funds legally available therefor. Pursuant to our Amended and Restated Certificate of Incorporation, as amended, holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have cumulative voting rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding-up of our company, holders of common stock are entitled to share equally and ratably in the assets of our company, if any, remaining after the payment of all debts and liabilities of our company and the liquidation preference of any outstanding preferred stock. The outstanding shares of common stock are, and the shares of common stock offered hereby when issued will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to any series of preferred stock which we may issue in the future.

Our Board of Directors may issue up to 2,500,000 shares of preferred stock in one or more series and, subject to the provision of the Delaware General Corporation Law, may fix the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof and the number of shares constituting any series and the designation thereof. In addition, our Board of Directors may increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. Our Board of Directors has the power to issue our preferred stock with voting and conversion rights that could negatively affect the voting or other rights of our common stockholders, and our Board of Directors could take that action without stockholder approval. The issuance of our preferred stock could delay or prevent a change in control of our company.

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PLAN OF DISTRIBUTION

We may sell common stock to one or more underwriters for public offering and sale by them and may also sell common stock to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of common stock in the applicable prospectus supplement. We have reserved the right to sell common stock directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell common stock upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of common stock, we, or the purchasers of common stock for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase common stock as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock. This may include over-allotments or short sales of common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing our common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

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LEGAL MATTERS

The validity of the shares being offered hereby will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements and schedule of Intuitive Surgical, Inc. appearing in Intuitive Surgical’s Annual Report on Form 10-K/A for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Computer Motion, Inc. at December 31, 2002, and for the year then ended, appearing in Computer Motion, Inc.’s Annual Report on Form 10-K/A have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference (which contain an explanatory paragraph describing conditions that raise substantial doubt about Computer Motion Inc.’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements). Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

After reasonable efforts, Computer Motion has been unable to obtain the consent of Arthur Andersen LLP to the incorporation into the registration statement, of which this prospectus is a part, of their report with respect to the consolidated financial statements of Computer Motion which appear in its Annual Report on Form 10-K for the year ended December 31, 2001 and December 31, 2000. Under these circumstances, Rule 437(a) under the Securities Act permits the registration statement to be filed without a written consent from Arthur Andersen. The absence of such consent may limit your recovery on certain claims. In particular, and without limitation, you will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in Computer Motion’s financial statements which appear in its Annual Report on Form 10-K for the year ended December 31, 2001 and December 31, 2000 or any omission to state a material fact required to be stated therein.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The expenses to be paid by us in connection with the distribution of the common stock being registered are as set forth in the following table. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$8,090
Legal Fees and Expenses	200,000
Accounting Fees and Expenses	100,000
Printing Expenses	75,000
Miscellaneous	16,910

Total	$400,000

Item 15.    Indemnification of Directors and Officers.

Our Amended and Restated Certificate of Incorporation, as amended, provides that to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of our Amended and Restated Certificate of Incorporation is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate our rights or the rights of any of our stockholders to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a directors duty of care. In addition, our Amended and Restated Certificate of Incorporation provides that we shall indemnify to the fullest extent permitted by law our directors, officers and employees and persons serving at any other enterprise as a director, officer or employee at our request against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

In addition, we have entered into agreements with certain of our directors and officers pursuant to which we have agreed to indemnify such persons against expenses (including attorneys’ fees), judgments, fines and certain amounts paid in settlement actually and reasonably incurred by such indemnified person if such person is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such indemnified person is or was our director, officer, employee or agent, or a director, officer, employee or agent of any of our subsidiaries, due to any action or inaction on the part of the indemnified person while an officer or director, or because the indemnified person is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, so long as such indemnified person acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, if such indemnified person had no reasonable cause to believe his or her conduct was unlawful. The agreements also provide that such indemnified persons will be entitled to an advance of expenses to meet the obligations indemnified against as set forth above.

Item 16.    Exhibits.

Exhibit Number		Description

1.1	*	Form of Underwriting Agreement.

3.1		Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1, File No. 333-33016).

3.2		Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.

3.3		Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1, File No. 333-33016).

4.1		Specimen Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1, File No. 333-33016).

5.1		Opinion of Latham & Watkins LLP.

23.1		Consent of Ernst & Young LLP, independent auditors.

23.2		Consent of Ernst & Young LLP, independent auditors.

23.3		Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on the signature page hereto).

*	To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

Item 17.    Undertakings.

We hereby undertake:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Intuitive Surgical pursuant to the provisions described in this registration statement above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake that (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus field pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, California, on September 11, 2003.

INTUITIVE SURGICAL, INC.

By	/s/ Lonnie M. Smith Lonnie M. Smith President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Lonnie M. Smith and Susan K. Barnes, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lonnie M. Smith Lonnie M. Smith	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 11, 2003

/s/ Susan K. Barnes Susan K. Barnes	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	September 11, 2003

Robert W. Duggan	Director

/s/ Scott S. Halsted Scott S. Halsted	Director	September 11, 2003

/s/ Eric H. Halvorson Eric H. Halvorson	Director	September 11, 2003

/s/ Russell C. Hirsch Russell C. Hirsch, M.D., Ph.D.	Director	September 11, 2003

/s/ Richard J. Kramer Richard J. Kramer	Director	September 11, 2003

Alan J. Levy, Ph.D.	Director

/s/ Frederic H. Moll Frederic H. Moll, M.D.	Director	September 11, 2003

/s/ Bennett Nussbaum Bennett Nussbaum	Director	September 11, 2003

EXHIBIT INDEX

1.1	*	Form of Underwriting Agreement.

3.1		Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1, File No. 333-33016).

3.2		Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.

3.3		Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1, File No. 333-33016).

4.1		Specimen Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1, File No. 333-33016).

5.1		Opinion of Latham & Watkins LLP.

23.1		Consent of Ernst & Young LLP, independent auditors.

23.2		Consent of Ernst & Young LLP, independent auditors.

23.3		Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on the signature page hereto).

*	To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).